UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2025

Lord Abbett Private Credit Fund S

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01843	99-5126353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Street Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 522-2388

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 13, 2025, Sharon French was appointed by the Board of Trustees (the “Board”) of Lord Abbett Private Credit Fund S (the “Company”) as a trustee. The Board appointed Ms. French to serve as a member and Chair of the Audit Committee and a member of the Nominating and Governance Committee.

The Board determined that Ms. French is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) of the Company.

Ms. French has served as a board member of BNY/Newton Investment Management since 2021. From 2019-2021, she served as a board member of Seasons Series Trust and SunAmerica Series Trust, and she also served as the President and CEO of SunAmerica Asset Management, LLC and AIG Life & Retirement Funds. Prior to 2019, Ms. French served in various roles in the financial services industry, including as an executive vice president and head of beta solutions at Oppenheimer Funds, president of F-Squared Capital LLC, and managing director at BlackRock.

There is no arrangement or understanding under which Ms. French was appointed. There are no transactions involving Ms. French requiring disclosure under Item 404(a) of Regulation S-K.

Ms. French will be entitled to applicable retainer and meeting fees pursuant to the Company’s trustee compensation arrangements, under terms consistent with those previously disclosed by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORD ABBETT PRIVATE CREDIT FUND S

Date: August 13, 2025	By:	/s/ Salvatore Dona
	Name:	Salvatore Dona
	Title:	Chief Financial Officer